EXHIBIT 99.1

(MONSANTO LETTERHEAD)

RELEASE	Immediately

CONTACT	For Media: Bryan Hurley (314-694-8387)

For Analysts: Scarlett Foster (314-694-8148)

MONSANTO CHIEF EXECUTIVE OFFICER TO ADDRESS SEPTEMBER INVESTOR CONFERENCES

     ST. LOUIS (Sept. 8, 2003) — Monsanto Company’s (NYSE: MON) Chief Executive Officer Hugh Grant will address investors in separate investor conferences in September. Grant will speak at 12:30 p.m. EDT on Tuesday, Sept. 16 at the 33rd Annual Investment Conference sponsored by Banc of America Securities in San Francisco and at 12:15 p.m. EDT, Thursday, Sept. 18 at the 16th Annual Chemical Conference sponsored by Credit Suisse First Boston in New York. Grant will provide an update on the company’s 2003 financial results to date, and his presentation may also include a discussion of Monsanto’s strategic initiatives, product performance, future expectations, and other business matters.

     Grant’s presentation slides and a simultaneous audio webcast of the presentation will be available separately through web sites established by the respective conference organizers. Direct links to the conference-sponsored webcasts of Grant’s presentations will be available by visiting the company’s web site at www.monsanto.com and clicking on “Investor Information.”

     Monsanto Company is a leading global provider of technology-based solutions and agricultural products that improve farm productivity and food quality.

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